UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 5, 2020

Lattice Semiconductor Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-18032	93-0835214
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 NE Moore Court
Hillsboro, Oregon 97124
(Address of principal executive offices, including zip code)

(503) 268-8000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value	LSCC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Former Independent Registered Public Accounting Firm

The Audit Committee (“Audit Committee”) of the Board of Directors of Lattice Semiconductor Corporation (the “Company”) conducted a competitive process to determine the Company’s independent registered public accounting firm for the fiscal year ending January 2, 2021. Several firms were invited to participate in this process, including KPMG LLP (“KPMG”) which has served as the Company’s independent registered public accounting firm since 2007.

As a result of this process, following the review and evaluation of the proposals from the participating firms, on May 5, 2020, the Audit Committee approved the dismissal of KPMG as the Company’s independent registered public accounting firm effective immediately.

KPMG’s audit reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 28, 2019 and December 29, 2018 did not contain any adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except as follows:

KPMG’s report on the consolidated financial statements of Lattice Semiconductor Corporation (and subsidiaries) as of and for the years ended December 28, 2019 and December 29, 2018, contained a separate paragraph stating that “As discussed in Note 1 to the consolidated financial statements, the Company has changed its method of accounting for leases as of December 30, 2018, due to the adoption of ASC 842, Leases, and related amendment ASU 2019-01, Leases (Topic 842): Codification Improvements. As discussed in Note 1 to the consolidated financial statements, the Company has changed its method of accounting for revenue recognition as of December 31, 2017, due to the adoption of ASC 606, Revenue from Contracts with Customers.”

The audit report of KPMG on the effectiveness of internal control over financial reporting as of December 28, 2019 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 28, 2019 and December 29, 2018, and in the subsequent interim period through May 5, 2020, (i) there were no disagreements between the Company and KPMG (within the meaning of Item 304(a)(1)(iv) of Regulation S-K (“Regulation S-K”) of the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”)) on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference thereto in its reports; and (ii) there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided KPMG with a copy of the foregoing disclosures and requested that KPMG provide a letter addressed to the SEC stating whether it agrees with such disclosures. A copy of KPMG’s letter dated May 8, 2020 is filed as Exhibit 16.1 to this Form 8-K.

(b) Appointment of New Independent Registered Public Accounting Firm

As a result of the competitive process noted above, on May 5, 2020, the Audit Committee appointed  Ernst & Young LLP (“EY”) as the Company’s new independent registered public accounting firm, contingent upon the execution of an engagement letter following completion of EY’s client acceptance procedures. EY’s appointment will be for the Company’s fiscal year ending January 2, 2021 and related interim periods.

During the Company’s two most recent fiscal years ended December 28, 2019 and December 29, 2018, and for the subsequent interim periods through March 28, 2020, neither the Company nor anyone on its behalf consulted EY on (i) the application of accounting principles to a specified transaction, either completed or proposed, or on the type of audit opinion that might be rendered on the consolidated financial statements of the Company, and neither a written report nor oral advice was provided to the Company that EY concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being furnished herewith:

Exhibit No.	Description
16.1	Letter from KPMG LLP dated May 8, 2020.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LATTICE SEMICONDUCTOR CORPORATION
		By:	/s/ Byron W. Milstead
Date:	May 8, 2020		Byron W. Milstead Corporate Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter from KPMG LLP dated May 8, 2020.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

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